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                                                                    Exhibit 10.5
                                                                  EXECUTION COPY

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                           DEVELOPMENT AND OPERATIONS
                               SERVICES AGREEMENT

                                     between

                             AES SAYREVILLE, L.L.C.

                                       and

                               AES RED OAK, L.L.C.

                            Dated as of March 1, 2000

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       830 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
               Borough of Sayreville, Middlesex County, New Jersey


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                                TABLE OF CONTENTS

                                                                                                                PAGE


ARTICLE I DEFINITIONS.............................................................................................1

   SECTION 1.1       DEFINITIONS..................................................................................1

ARTICLE II DEVELOPMENT AND CONSTRUCTION MANAGEMENT................................................................4

   SECTION 2.1       DEVELOPMENT AND CONSTRUCTION MANAGEMENT SERVICES.............................................4
   SECTION 2.2       PAYMENT FOR DEVELOPMENT AND CONSTRUCTION MANAGEMENT SERVICES.................................4

ARTICLE III OPERATION AND MAINTENANCE.............................................................................5

   SECTION 3.1       OPERATING AND MAINTENANCE PERSONNEL AND OTHER SERVICES.......................................5
   SECTION 3.2       PAYMENT FOR OPERATING AND MAINTENANCE SERVICES...............................................5

ARTICLE IV PAYMENT OF FEES........................................................................................7

   SECTION 4.1       PAYMENT OF FEES..............................................................................7

ARTICLE V TERM, TERMINATION AND RELATIONSHIP OF PARTIES...........................................................8

   SECTION 5.1       TERM.........................................................................................8
   SECTION 5.2       TERMINATION..................................................................................8

ARTICLE VI REPRESENTATIONS AND WARRANTIES.........................................................................8

   SECTION 6.1       REPRESENTATIONS AND WARRANTIES OF THE OPERATOR...............................................8
   SECTION 6.2       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................9

ARTICLE VII ARBITRATION...........................................................................................9

   SECTION 7.1       ARBITRATION..................................................................................9

ARTICLE VIII LIMITATIONS OF LIABILITY............................................................................10

   SECTION 8.1       NO CONSEQUENTIAL DAMAGES....................................................................10
   SECTION 8.2       LIMITATION OF OPERATOR'S LIABILITY..........................................................10

ARTICLE IX FORCE MAJEURE.........................................................................................10

   SECTION 9.1       FORCE MAJEURE...............................................................................10

ARTICLE X INDEMNIFICATION........................................................................................11

   SECTION 10.1      INDEMNIFICATION.............................................................................11

ARTICLE XI MISCELLANEOUS.........................................................................................11

   SECTION 11.1      FURTHER ASSURANCES..........................................................................11
   SECTION 11.2      ENTIRE AGREEMENT............................................................................11
   SECTION 11.3      COUNTERPARTS................................................................................12
   SECTION 11.4      GOVERNING LAW...............................................................................12
   SECTION 11.5      ASSIGNABILITY...............................................................................12
   SECTION 11.6      BINDING EFFECT..............................................................................12
   SECTION 11.7      HEADINGS....................................................................................12
   SECTION 11.8      NOTICES.....................................................................................12
   SECTION 11.9      AMENDMENT...................................................................................13
   SECTION 11.10     NO IMPLIED WAIVER...........................................................................13
   SECTION 11.11     OVERDUE OBLIGATIONS TO BEAR INTEREST........................................................13
   SECTION 11.12     INDEPENDENT CONTRACTOR......................................................................13
   SECTION 11.13     ACCESS......................................................................................13

                                       1
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                  DEVELOPMENT AND OPERATIONS SERVICES AGREEMENT

         DEVELOPMENT AND OPERATIONS SERVICES AGREEMENT (this "AGREEMENT"), dated as of March 1, 2000, by and between AES SAYREVILLE, L.L.C. a Delaware limited liability company (the "OPERATOR"), and AES RED OAK, L.L.C, a Delaware limited liability company (the "COMPANY") (the Company and Operator, each a "PARTY", and collectively, the "PARTIES").


                              W I T N E S S E T H:

         WHEREAS, the Company has been organized to develop, construct, own, operate and maintain the Facility located at the Facility Site;

         WHEREAS, the Company desires that the Operator provide certain personnel and support services required by the Company for the development and construction management of the Facility and for operation and maintenance of the Facility after completion of such development and construction; and

         WHEREAS, the Operator desires to provide such personnel and support services in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the Parties hereto covenant and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1       DEFINITIONS.

         Capitalized terms not otherwise defined herein shall have the meanings specified in the Indenture (as defined below). For the purposes of this Agreement, the rules of construction set forth in the Indenture shall apply as if such rules were set forth herein. The following terms shall have the meanings specified below:

         "AES DIRECT COSTS" shall have the meaning specified in the Services Agreement.

         "AES DIRECT LABOR COSTS" shall have the meaning specified in the Services Agreement.

         "AES OVERHEAD" shall have the meaning specified in the Services Agreement.

         "ANNUAL ADJUSTMENT DATE" means each January 1st occurring after the date hereof.

         "ANNUAL REVISION DATE" means each March 1st occurring after the date hereof.

         "CAPITAL CONTRIBUTIONS" means the contributions by the Manager to the Company required pursuant to the LLC Agreement.

         "COMMERCIAL OPERATION DATE" has the meaning specified in the Power Purchase Agreement.

         "COMPANY" has the meaning specified in the preamble to this Agreement.

         "DIRECT COSTS" means expenditures for all goods and services which, in the opinion of the Operator, are necessary for the operation, maintenance and management of the Facility or the performance by the Operator of its obligations under this Agreement, including but not limited to goods and services (i) necessary to operate the Facility and all associated facilities and equipment and (ii) necessary to maintain, repair, replace and otherwise keep the Facility and all associated facilities and equipment in good and serviceable working order. Such goods and services shall include without limitation raw materials to operate the boiler, pollution control equipment and other equipment, including limestone, magnesium oxide, ammonia, urea, sand and any other additives as appropriate; utilities, including natural gas, oil, electricity, raw water, potable water, industrial waste water discharge, sanitary sewer and waste disposal; transportation charges, including demurrage, for fuel, raw materials, waste, personnel, equipment, and other items; contract maintenance services, including electrical, mechanical, civil, chemical and instrumentation and control; outside shops, warehousing and storage; expendable supplies, including chemicals, resins, abrasives, lab supplies, protective clothing, paper products, rags, rope, wire, glue, caulking, soaps, paint, primer and painting supplies, clean-up supplies and equipment, lubricants and solvents; shop tools and equipment; equipment rental and leasing; spare and replacement parts, repair and replacement items and material and upgrading equipment and material; communications, including telephone, facsimile transmission, postage, express mail and parcel delivery; office furniture, supplies and equipment, computers and computer equipment, and reproduction equipment, services and supplies; mobile equipment and vehicles; insurance premiums; contract employee charges; community relations programs and expenses; recruiting and training costs, including advertising, physicals, recruiter fees and the like; professional services, including legal, accounting, engineering, management and other; safety arid employee relations expenses (awards, picnics, bonuses, etc.); travel and business entertainment; taxes (such as sales, property, value added and gross receipts taxes but excluding taxes based solely on income); and Direct Labor Costs. Direct Costs shall include but not be duplicative of AES Direct Costs.

         "DIRECT LABOR COSTS" means all labor costs of the Operator, including but not limited to salaries, wages, overtime pay, shift differentials, fringe benefits, profit sharing and pension, holiday pay, vacation pay, bonuses, termination payments, travel and other similar costs of the Operator personnel primarily engaged in activities at the Site pursuant to this Agreement. Direct Labor Costs shall not include (i) labor costs related to Operator personnel who are not primarily located at the Site or (ii) labor costs related to activities unrelated to the Operator's performance of this Agreement which are undertaken by Operator personnel who are primarily engaged in activities at the Site. Direct Labor Costs shall include, but not be duplicative of, AES Direct Labor Costs.

         "EFFECTIVE DATE" means the date of this Agreement.

         "ELECTRIC DELIVERY POINT" has the meaning specified in the Power Purchase Agreement.

                                       2
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         "FINANCING PARTIES" means the Trustee, acting on behalf of the
Bondholders, and any and all other lenders providing the construction or long-term financing or any refinancing of the Facility pursuant to the Financing Documents, and any trustee or agent acting in their behalf, including the Collateral Agent. The term "FINANCING PARTIES" shall not include the Company, any Affiliate of the Company or any Affiliate of any Partner.

         "FORCE MAJEURE EVENT" shall have the meaning set forth in Section 9.1.

         "INDENTURE" means the Trust Indenture, dated as of March 1, 2000, among the Company, the Trustee and the Depositary Bank.

         "LLC AGREEMENT" means the Limited Liability Company Agreement of AES Red Oak, L.L.C., dated as of November 23, 1999, as such agreement may be amended, modified or supplemented from time to time.

         "MANAGEMENT FEE"' means the monthly fee described in Section
2.2(a)(ii).

         "MANAGER" means AES Red Oak, Inc., the owner of all of the membership interests in the Company and the Manager of the Company pursuant to the LLC Agreement.

         "OPERATING AND MAINTENANCE FEE" means the monthly fee described in
Section 3.2(a)(ii).

         "OPERATIONS" means any transaction in the ordinary course of the Company's business, but does not include the making of Capital Contributions to the Company or a Capital Event.

         "OPERATOR" has the meaning specified in the preamble to this Agreement.

         "OPERATOR COSTS" means all Direct Costs and Overhead.

         "OPERATOR FEES" means, collectively, the Management Fee and the Operating and Maintenance Fee.

         "OVERHEAD" means (to the extent not included in Direct Costs) the Operator's cost of and any expenses related to employee relations, financial controls, data processing, management and administration, and other similar services required for performance by the Operator of its obligations under this Agreement, including labor costs of the Operator's overhead personnel, if any; PROVIDED, that all Overhead hereunder shall be allocated on a reasonable basis to services rendered by Operator in the performance of its obligations under this Agreement. Overhead shall include but not be duplicative of AES Overhead. Notwithstanding anything herein to the contrary, from and after the Commercial Operation Date through the remaining term of this Agreement, Overhead payable under Sections 2.2 and 3.2 with respect to any period shall be deemed in the aggregate to equal [45%]of Direct Labor Costs for such period.

         "PRIME-BASED RATE" means the interest rate equal to the sum of (i) the prime commercial lending rate announced by Citibank NA as in effect from time to time, and (ii) two (2) percentage points, provided that such interest rate shall in no event be greater than the maximum interest rate permitted by applicable law.

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         "UNPAID FEE AMOUNT" shall have the meaning set forth in Section 4.1.

                                   ARTICLE II

                     DEVELOPMENT AND CONSTRUCTION MANAGEMENT

         SECTION 2.1      DEVELOPMENT AND CONSTRUCTION MANAGEMENT SERVICES.

         The Parties acknowledge that, under the Financing Documents and the Project Contracts, the Company has certain obligations to develop and construct the Facility. In order to assist the Company in the performance of such obligations, but subject to Section 2.2(b), the Operator shall from the date hereof until the Commercial Operation Date (i) supervise and manage the development of the Facility, and the design, engineering and construction of the Facility in accordance with (a) generally accepted engineering practices, (b) generally accepted construction procedures, (c) the plans and standards set forth in the EPC Contract, (d) the requirements of the Power Purchase Agreement and (e) applicable law; (ii) exercise all rights of the Company under the EPC Contract and any other contracts for the construction of the interconnection or other facilities related to the Facility (including, but not limited to, operational responsibilities arising prior to the Commercial Operation Date); and (iii) use commercially reasonable efforts to provide the services and perform the obligations the Company is then obligated to provide and perform under the EPC Contract and to procure or provide any goods and services necessary for the completion of the Facility for which provision is not made in the EPC Contract.

         SECTION 2.2      PAYMENT FOR DEVELOPMENT AND CONSTRUCTION MANAGEMENT
                          SERVICES.

         (a) On the tenth (10th) Business Day of each calendar month following the date of this Agreement, the Company, upon receipt of an invoice, shall pay in arrears to the Operator, in consideration for the services provided in the previous month and described in Section 2.1, as follows:

            (i) Until the first calendar month following the Commercial Operation Date, all Operator Costs after the Effective Date up to said calendar month, to the extent the Operator has not been previously paid therefor and to the extent it submits cost substantiation therefor, it being understood that payment of certain cost items included in Operator Costs may be made by the Collateral Agent pursuant to the Financing Documents; and

            (ii) A Management Fee of [$125,000] for each calendar month (or a pro rata portion of such fee for any portion of each calendar month) from the Effective Date through the Commercial Operation Date (at which date such fee shall cease) for services rendered during such calendar month (or portion thereof).

         (b) The Operator may suspend the performance of its obligations hereunder during such time as any amount payable pursuant to Sections 2.2(a)(i) or (ii) is more than 60 days past due; PROVIDED, HOWEVER, that the Operator shall not so suspend performance of its obligations hereunder if the amount payable that is more than 60 days past due hereunder is subject to a good

                                       4
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faith dispute by the Company as to whether the cost in question was in fact incurred by the Operator.

                                  ARTICLE III

                            OPERATION AND MAINTENANCE

         SECTION 3.1      OPERATING AND MAINTENANCE PERSONNEL AND OTHER
                          SERVICES.

         The Parties acknowledge that, under the Financing Documents and the Project Contracts, the Company has certain obligations to maintain and operate the Facility and in order to assist the Company therewith, but subject to
Section 3.2(c), the Operator shall provide operating personnel and other support services necessary for the Company to perform its obligations arising out of or in connection with, the ownership, management, maintenance and operation of the Facility, including without limitation the following obligations:

(a) Operating and maintaining the Facility in accordance with the Power Purchase Agreement, the Financing Documents and the practices, standards and procedures customary in the independent power industry with respect to natural gas-fired combined cycle electric generating facilities;

(b) Obtaining and maintaining insurance as required under the Financing Documents and the Project Contracts, without limiting the rights of each of the Company and the Operator to provide independently for its own additional insurance coverage;

(c) Maintaining full and complete records of accounts and of technical operations of the Facility and preparing all reports, statements, data and information that may be required from time to time under the Financing Documents, the Project Contracts or by any federal, state, or local governmental authorities, and retaining records relating to a given year during the term hereof, other than those records which are necessary to provide a history of the operation and maintenance of the Facility (which the Operator agrees to retain for the full term of this Agreement), for a period of at least three years after the end of such year;

(d) Opening and maintaining bank accounts and performing cash management functions in connection with the operation of the Facility, including, subject to the provisions of the Financing Documents, the receipt of revenues generated by the Company and the payment of all costs, expenses, rentals and taxes incurred by the Company;

(e)      Preparing all federal, state and local tax returns of the Company; and

(f) Inspecting and testing metering devices used to measure and record natural gas delivered to the Facility pursuant to the Power Purchase Agreement and electricity delivered to the Electric Delivery Point pursuant to the Power Purchase Agreement.

         SECTION 3.2      PAYMENT FOR OPERATING AND MAINTENANCE SERVICES.

             (a)  (i)    On the tenth (10th) Business Day of each calendar month
         following the Commercial Operation Date through the remaining term of this Agreement, the

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         Company shall pay in arrears to the Operator, in consideration for the services provided in the previous month and described in Section 3.1, all Operator Costs incurred prior to and after the Commercial Operation Date up to said calendar month to the extent the Operator has not been previously paid therefor and to the extent it submits cost substantiation therefor, it being understood that payment of certain cost items included in Operator Costs may be made by the Collateral Agent directly pursuant to the Financing Documents; and

                  (ii) On each Bond Payment Date commencing with the first Bond Payment Date after the Commercial Operation Date, and through the remaining term of this Agreement, the Company shall pay in arrears to the Operator, in consideration for the services provided in the most recent quarter and described in Section 3.1, a quarterly Operating and Maintenance Fee of $375,000, as adjusted pursuant to
         Section 3.2(b), (or a pro rata portion of such fee for any portion of each calendar quarter) for services rendered during such calendar quarter (or portion thereof); PROVIDED, HOWEVER, the Operating and Maintenance Fee shall be payable to the Company only to the extent that funds are available for such payment pursuant to the Collateral Agency Agreement and in accordance with Section 4.1.

             (b) (i)    Effective on each Annual Adjustment Date, the Operating
         and Maintenance Fee shall be adjusted in accordance with the following formula:

                  AOMF = [$375,000] x                  EGDP
                                             --------------------------
                                                     O&M Base GDP

         WHERE:

         AOMF = The adjusted Operating and Maintenance Fee.

         EGDP = The Manager's good faith estimate of the GDPIPD for the calendar quarter immediately preceding such Annual Adjustment Date.

         O&M Base GDP = The GDPIPD for the first quarter 2000.

             (ii) Effective on each Annual Revision Date, the Operating and Maintenance Fee for the calendar year in which such calculation is made shall be recalculated in accordance with the following formula:

                 RAOMF = [$375,000] x                  AGDP
                                             --------------------------
                                                     O&M Base GDP

         WHERE:

         RAOMF =        The readjusted Operating and Maintenance Fee.

         AGDP = The actual GDPIPD for the calendar quarter immediately preceding such Annual Adjustment Date.

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

         O&M Base GDP = The GDPIDP for the first quarter 2000.

             (iii)      The Operating and Maintenance Fee payable pursuant to
         Section 3.2(a)(ii) for the first calendar quarter of each calendar year shall be calculated in accordance with Section 3.2(b)(i). The Operating and Maintenance Fee payable pursuant to Section 3.2(a)(ii) for each quarter of each calendar year commencing with the second quarter of such calendar year shall be calculated in accordance with the formula set forth in this Section 3.2(b)(ii) and the quarterly amounts to be paid to the Operator by the Company over the remainder of such calendar year shall be equitably adjusted by an allocation thereover of the amount equal to the difference between (x) the sum of the quarterly fee calculated pursuant to Section 3.2(b)(i) and payable in accordance with the first sentence of this Section 3.2(b)(iii) for the first quarter of such calendar year and (y) the quarterly fee that would have been payable for the first quarter of such calendar year if such quarterly fee had been calculated pursuant to Section 3.2(b)(ii).

         (c) The Operator may suspend performance of its obligations during such time as any amount payable pursuant to Section 3.2(a)(i) is more than 60 days past due; PROVIDED, HOWEVER, that the Operator shall not so suspend performance of its obligations hereunder if the amount payable that is more than 60 days past due hereunder is subject to a good faith dispute by the Company as to whether the cost in question was in fact incurred by the Operator.

         (d) The Operator may suspend the performance of its obligations hereunder during such time as any amount payable pursuant to Section 3.2(a)(ii) is past due for more than 60 days; PROVIDED, HOWEVER, that the Operator shall not so suspend performance of its obligations if the amount payable pursuant to
Section 3.2(a)(ii) is past due as a result of the application of Section 4.1 of this Agreement and the provisions of the Collateral Agency Agreement.

                                   ARTICLE IV

                                 PAYMENT OF FEES

         SECTION 4.1    PAYMENT OF FEES.

         Notwithstanding anything to the contrary contained herein, the Operating and Maintenance Fee payable pursuant to Section 3.2(a)(ii) shall be payable by the Company if and to the extent that funds are available in the Revenue Account for such payment after giving effect to the transfers and payments (other than payment of such Operating and Maintenance Fee) specified in paragraphs FIRST through FIFTH of Section 3.10(b) of the Collateral Agency Agreement. In the event that the Company is at any time unable to make payment of the Operating and Maintenance Fee due pursuant to Section 3.2(a)(ii) because of the unavailability of funds under the Collateral Agency Agreement, such unpaid Operating and Maintenance Fee shall accumulate and shall accrue interest at the Prime-Based Rate (or, if lower, the maximum rate permitted by applicable law), compounded annually (the "UNPAID FEE AMOUNT"). Until such time as the Unpaid Fee Amount equals zero, if any amount of funds are available therefor pursuant to Section 3.10(b) of the Collateral Agency Agreement, the Company shall, after payment of the current quarter's Operating and Maintenance Fee on a Bond Payment Date, pay

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to the Operator, on such Bond Payment Date (but only to the extent that funds are available therefor pursuant to the Collateral Agency Agreement and this
Section 4.1), an amount equal to the lesser of such available funds and the Unpaid Fee Amount.

                                  ARTICLE V

                 TERM, TERMINATION AND RELATIONSHIP OF PARTIES

         SECTION 5.1      TERM.

         The term of this Agreement shall commence as of the Effective Date and, except as otherwise provided herein, shall terminate upon the earlier of (i) the last day of the month in which the thirty-second anniversary of the Effective Date occurs, (ii) the date which is sixty (60) days after receipt by Operator of a notice from the Collateral Agent specifying that (a) a Trigger Event under the Collateral Agency Agreement has occurred and the Collateral Agent, any Financing Party or any agent, assignee or designee thereof has commenced the exercise of remedies in respect of such Trigger Event and (b) the Collateral Agent has been devoted by the Required Senior Partner to terminate this Agreement, and (iii) the date specified by mutual written agreement of the Parties hereto.

         SECTION 5.2      TERMINATION.

         This Agreement may be terminated by either Party upon the failure of the other Party to perform any of its material obligations hereunder; PROVIDED, that the Party seeking to terminate this Agreement under this Section 5.2 has given the breaching Party 120 days' prior written notice of such breach, and such breach has not been remedied within such 120-day period. Furthermore, this Agreement may be terminated upon written notice by either Party upon the bankruptcy, reorganization, dissolution or liquidation of the other Party. Upon termination of this Agreement pursuant to this Section 5.2, the Operator agrees to provide to the Company originals or copies of all records retained by the Operator in accordance with Section 3.1(c) pertaining to the services rendered by the Operator hereunder up to and including the date of such termination.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1      REPRESENTATIONS AND WARRANTIES OF THE OPERATOR.

         Operator represents and warrants as follows:

         (a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the State of New Jersey;

         (b) It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, which action has not been superseded or terminated, and this Agreement constitutes the legal, valid and binding obligation of the Operator, enforceable against the Operator in accordance with the terms hereof, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other such laws affecting the rights of creditors generally or by general equitable principles;

         (c) The execution, delivery and performance of this Agreement do not violate (i) the Operator's certificate of formation or Limited Liability Company Agreement or any resolution of its members, (ii) any contract to which it is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination binding upon the Operator or any of its properties; and

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than those which have been obtained) are required for the due execution, delivery and performance by the Operator of this Agreement.

         SECTION 6.2      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants as follows:

         (a) It is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the State of New Jersey;

         (b) It has taken all necessary Company action to authorize the execution, delivery and performance of this Agreement, which action has not been superseded or terminated, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other such laws affecting the rights of creditors generally or by general equitable principles;

         (c) The execution, delivery and performance of this Agreement do not violate (i) the Company's certificate of formation or Limited Liability Company Agreement or any rules of any committee charged thereunder with the governance of its affairs, (ii) any contract to which it is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination binding upon the Company or any of its properties; and

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than those which have been obtained) are required for the due execution, delivery and performance by the Company of this Agreement.

                                   ARTICLE VII

                                   ARBITRATION

SECTION 7.1       ARBITRATION.

         In the event of a dispute between the Parties under this Agreement, such dispute shall be submitted to a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association, and the Parties shall proceed diligently so that the arbitrator shall render

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a decision within 90 days from the filing of a demand for arbitration. This
Agreement shall not be terminated on the basis of any disputed matter until the arbitrator has rendered his decision. Such arbitration shall be conducted in Washington, D.C., unless a related arbitration shall be contemplated under the provisions of any of the Financing Documents or Project Contracts, in which event arbitration hereunder shall be conducted where such related arbitration is conducted and, whenever expedient, shall be consolidated with such related arbitration.

                                   ARTICLE VIII

                            LIMITATIONS OF LIABILITY

         SECTION 8.1      NO CONSEQUENTIAL DAMAGES.

         Neither Party shall be liable to the other for any indirect, special, incidental or consequential damages arising from or connected with its performance hereunder or any breach of its obligations hereunder.

         SECTION 8.2      LIMITATION OF OPERATOR'S LIABILITY.

         The total aggregate liability of the Operator to the Company for all liability, including without limitation the Operator's indemnity obligations hereunder, arising out of or in connection with the performance of services under this Agreement in any calendar year shall not exceed the amount of the Operator Fees earned and paid for that calendar year.

                                   ARTICLE IX

                                  FORCE MAJEURE

         SECTION 9.1      FORCE MAJEURE.

         Notwithstanding any other provision of this Agreement to the contrary, if the performance of the obligations of either Party under this Agreement, or the fulfillment of any of the conditions hereof, shall be wholly or partially prevented by any act or event beyond the reasonable control of the Party alleging disability to perform obligations or fulfill conditions under this Agreement, including without limitation, an act of God, nuclear emergency, explosion, fire, epidemic, landslide, lightning, earthquake, flood or similar cataclysmic occurrence, an act of public enemy, war, blockade, insurrection, riot, civil disturbance, sabotage, unavailability of labor, fuel, power or raw materials, strike, lockout or other labor disturbance, restrictions or restraints imposed by law or by rule, regulation, or order of governmental authorities, whether federal, state, or local, delays or interruptions in transportation and interruption or loss of utilities ("FORCE MAJEURE EVENT"), the Party alleging inability to perform obligations or fulfill conditions hereunder shall be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; PROVIDED, HOWEVER, that (i) economic hardship shall not constitute a Force Majeure Event and (ii) no obligations of either Party which arose before the Force Majeure Event causing the suspension of performance and no payment obligations of either Party shall be excused as a result of the Force Majeure Event. In the event that a Force Majeure Event occurs:

     (a) the non-performing Party shall give the other Party prompt written notice describing the particulars of the Force Majeure Event, including but not limited to the nature of the occurrence and its expected duration, and shall continue to furnish timely regular reports with respect thereto during the period of the Force Majeure Event;

     (b) the suspension of performance shall be of no greater scope and of no longer duration than is required by the Force Majeure Event; and

     (c) the non-performing Party shall use its best efforts to remedy its inability to perform.

                                   ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1     INDEMNIFICATION.

         Each Party shall indemnify, defend and hold the other Party and its successors, assigns and agents harmless from and against all damages, losses or expenses of every kind or character suffered or paid as a result of any and all claims, demands, suits, penalties, causes of action, proceedings, judgments, administrative and judicial orders and liabilities (including reasonable counsel fees incurred in any litigation or otherwise) assessed, incurred or sustained by or against such other Party and its successors, assigns and agents to the extent arising out of any negligence or willful misconduct by the indemnifying Party in performing its obligations hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1     FURTHER ASSURANCES.

         If either Party reasonably determines or is reasonably advised that any further instruments (including without limitation a consent to assignment for the benefit of the Financing Parties or any similar documents) or actions are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments and perform all such actions reasonably necessary and proper to carry out the terms of this Agreement.

         SECTION 11.2     ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings. Neither of the Parties shall be bound by or be deemed to have made any representations, warranties or commitments except those contained herein.

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

         SECTION 11.3     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         SECTION 11.4     GOVERNING LAW.

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

         SECTION 11.5     ASSIGNABILITY.

         Neither this Agreement, nor the respective rights, obligations and duties of either Party hereunder are assignable by such Party without the prior written consent of the non-assigning Party, and any assignment without such written consent shall be void, except (i) that the Operator may engage agents or subcontractors to provide the services described herein, and may enter into the Services Agreement, (ii) the Operator may assign any and all of its rights to payments made, due or to become due hereunder, and (iii) the Company may assign its rights and obligations hereunder to the Financing Parties pursuant to the Financing Documents.

         SECTION 11.6     BINDING EFFECT.

         This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person or entity not a Party hereto, and nothing in this Agreement shall be construed as giving any person or entity, other than the Parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         SECTION 11.7     HEADINGS.

         The headings used in this Agreement are for convenience only and shall not affect the construction of any of the terms of this Agreement.

         SECTION 11.8     NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed sufficiently given (i) upon delivery, if delivered personally, (ii) five days after deposit in a U.S. Postal Office mail box, (iii) the day it is received, if it is delivered by overnight courier or (iv) upon the effective sending of electronic transmission, facsimile, telex or telegram, to the addresses set forth below or such other address as the addressee may have specified in a notice duly given to sender as provided herein:

         If to the Operator:

                  AES Sayreville, L.L.C.
                  1001 N. 19th Street
                  Arlington, VA  22209
                  Attention:        Patricia L. Rollin, Vice President
                  (Telephone):      703-358-0538
                  (Facsimile):      703-528-4510

         If to the Company:

                  AES Red Oak, L.L.C
                  1001 North 19th Street
                  Arlington, VA  22209
                  Attention:        Project Manager
                  (Telephone):      703-525-1315
                  (Facsimile):      703-528-4510

         SECTION 11.9     AMENDMENT.

         Neither Party hereto shall be bound by any termination, amendment, supplement, waiver or modification of any term hereof unless such Party shall have consented thereto in writing. This Agreement may not be amended, modified or supplemented without the consent of the Financing Parties to the extent such consent is required under the Financing Documents.

         SECTION 11.10    NO IMPLIED WAIVER.

         No delay or failure on the part of either Party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

         SECTION 11.11    OVERDUE OBLIGATIONS TO BEAR INTEREST.

         Except as provided in Section 4.1, all amounts due hereunder, whether as damages, credits, revenue or reimbursements, that are not paid when due shall bear interest at the Prime-Based Rate or, if lower, the maximum interest rate permitted by law, on the amount outstanding from time to time, on the basis of a 365-day year and the actual number of days elapsed.

         SECTION 11.12    INDEPENDENT CONTRACTOR.

         The Operator shall at all times act as and be deemed an independent contractor and shall not act as nor be deemed to be an agent, servant or employee of the Company.

         SECTION 11.13    ACCESS.

         The Company and its representatives shall have the right at all times to visit and inspect the Facility and the Site, and shall have the right, upon reasonable notice and at reasonable times, to take visitors onto the Site and into the Facility; PROVIDED, HOWEVER, that such visits shall be conducted in a manner so as to minimize interference with the Operator's performance hereunder and to be in accordance with reasonable rules and procedures prescribed by the Operator for such visits; and PROVIDED, FURTHER, that the Company and its representatives and invitees shall have the right to enter the Facility and the Site without notice or obligation to minimize interference with the Operator's performance in the event of an emergency, including fire, vandalism or other threats to public health or safety. During the term of this Agreement, the Company shall provide the Operator and its agents, employees, subcontractors and consultants full and free access at all times to the Facility to the extent required to perform the services required by this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the Parties hereto, intending to be legally bound, has caused this Agreement to be duly executed on its behalf on the date first above written.

                                AES SAYREVILLE, L.L.C.

                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                AES RED OAK, L.L.C.

                                By:
                                   --------------------------------------------
                                   Name:
                                   Title: